Exhibit 5.1

                           TESTA, HURWITZ & THIBEAULT

                                ATTORNEYS AT LAW

                       HIGH STREET TOWER, 125 HIGH STREET
OFFICE  (617) 248-7000     BOSTON, MASSACHUSETTS 02110       FAX  (617) 248-7100



                                                                December 1, 1995


The Software Developer's Company, Inc.
90 Industrial Park Road
Hingham, Massachusetts 020343

         Re: Registration Statement on Form S-8 Relating to the 1994 Stock Plan (the "Plan") of The Software Developer's Company, Inc. (the "Company").

Dear Sir or Madam:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on or about December 3, 1995 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 1,500,000 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the Plan (the "Shares").

         We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Plans, the Restated Certificate of Incorporation and Amended By-Laws of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, the terms of any option or purchase right granted thereunder duly authorized by the Company's Board of Directors or Compensation Committee and/or any related agreements with the Company, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as exhibit 5.1 to the Registration Statement.

                                                Very truly yours,

                                                /s/ Testa, Hurwitz & Thibeault
                                                ______________________________
                                                TESTA, HURWITZ & THIBEAULT